Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2024 First Quarter Results
Total Revenues of $526.3M, up 4% Year Over Year;
Subscription Services Revenues of $414.5M, up 3% Year Over Year

PLEASANTON, CA - May 31, 2023 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its first quarter ended April 30, 2023.

“It was a strong start to the year for Veeva and we are executing well on our goal to power the most critical functions for the life sciences industry,” said CEO Peter Gassner. “We announced a number of new innovations, connected the industry at Veeva Commercial Summit, and continued progress in key areas across commercial and R&D.”
Fiscal 2024 First Quarter Results:
•Revenues: Total revenues for the first quarter were $526.3 million, up from $505.1 million one year ago, an increase of 4% year over year. Subscription services revenues for the first quarter were $414.5 million, up from $402.6 million one year ago, an increase of 3% year over year.
•Operating Income and Non-GAAP Operating Income(1): First quarter operating income was $61.5 million, compared to $127.7 million one year ago, a decrease of 52% year over year. Non-GAAP operating income for the first quarter was $157.0 million, compared to $199.6 million one year ago, a decrease of 21% year over year.
•Net Income and Non-GAAP Net Income(1): First quarter net income was $131.5 million, compared to $100.1 million one year ago, an increase of 31% year over year. Non-GAAP net income for the first quarter was $147.9 million, compared to $159.8 million one year ago, a decrease of 7% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the first quarter, fully diluted net income per share was $0.81, compared to $0.62 one year ago, while non-GAAP fully diluted net income per share was $0.91, compared to $0.99 one year ago.
•Customer Contracting Change: The previously announced customer contracting change that standardized termination for convenience (TFC) rights in our master subscription agreements went into effect on February 1, 2023. This resulted in a change in the timing of revenue for certain customer contracts to which a TFC right was added and reduced revenues, operating income and non-GAAP operating income, and net income and non-GAAP net income in the first quarter.

“We started the year strong and delivered financial results that exceeded our guidance on all metrics,” said CFO Brent Bowman. “We see momentum in multiple product categories, which positions us well to deliver durable and profitable growth through 2025 and beyond.”

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc."	1

Recent Highlights:
•Leading in Commercial with Product Excellence and Innovation — Veeva is helping the life sciences industry achieve commercial excellence through software, data, and services. Veeva’s commercial leadership and proven customer success drove 11 Veeva CRM wins and five Veeva Compass wins in the quarter. In May, the company brought the industry together for Veeva Commercial Summit in Boston, one of the largest commercial life sciences gatherings in the world. Showcasing innovation to advance the industry, Veeva announced what’s coming in Vault CRM — including CRM Bot, a generative AI application for Vault CRM — and announced two new Veeva Compass offerings.
•Continued Strength and Growing Opportunity in Veeva Development Cloud — Progress to establish Veeva Development Cloud as the operating system for product development continued in the quarter. Product excellence and customer success are fueling expansion as more than 400 customers have now selected applications in more than one of the five Development Cloud product suites.
•Expanding Quality Leadership — Offering a unified suite of applications to connect quality and manufacturing processes, Veeva Vault Quality is becoming the preferred choice among the life sciences industry, fueling another strong quarter with 26 wins. Veeva is building momentum for the large opportunity ahead, with more than 275 customers now using both Vault QualityDocs and Vault QMS, including 10 of the top 20 pharmas.
Financial Outlook:
Veeva is providing guidance for its fiscal second quarter ending July 31, 2023 as follows:
•Total revenues between $580 and $582 million.
•Non-GAAP operating income between $199 and $201 million(2).
•Non-GAAP fully diluted net income per share between $1.12 and $1.13(2).
Veeva is providing updated guidance for its fiscal year ending January 31, 2024 as follows:
•Total revenues between $2,360 and $2,370 million.
•Non-GAAP operating income of about $810 million(2).
•Non-GAAP fully diluted net income per share of approximately $4.59(2).
Veeva is reiterating guidance for its fiscal year ending January 31, 2025 for the following metrics:
•Total revenues of at least $2,800 million.
•Non-GAAP operating income of at least $1,000 million(2).

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, May 31, 2023, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2024 First Quarter Results Conference Call
When:	Wednesday, May 31, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://conferencingportals.com/event/badXudFz

Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2023, the fiscal year ending January 31, 2024, or the fiscal year ending January 31, 2025, because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of May 31, 2023, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the security or performance of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations, and impacts related to Russia’s invasion of Ukraine), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 9 and 10 in our filing on Form 10-K for the fiscal year ended January 31, 2023 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-K and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###
Investor Relations Contact:
Gunnar Hansen
Veeva Systems Inc.
267-460-5839
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,093,634	$886,465
Short-term investments	2,521,268	2,216,163
Accounts receivable, net	412,940	703,055
Unbilled accounts receivable	38,070	82,174
Prepaid expenses and other current assets	122,222	81,456
Total current assets	4,188,134	3,969,313
Property and equipment, net	50,059	49,817
Deferred costs, net	23,166	31,825
Lease right-of-use assets	52,178	55,336
Goodwill	439,877	439,877
Intangible assets, net	77,731	82,476
Deferred income taxes	156,375	136,697
Other long-term assets	35,850	38,955
Total assets	$5,023,370	$4,804,296

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$44,404	$41,678
Accrued compensation and benefits	44,358	44,282
Accrued expenses and other current liabilities	32,269	35,306
Income tax payable	4,617	4,946
Deferred revenue	869,920	869,285
Lease liabilities	10,734	11,306
Total current liabilities	1,006,302	1,006,803
Deferred income taxes	1,407	1,492
Lease liabilities, noncurrent	47,494	49,670
Other long-term liabilities	25,104	30,079
Total liabilities	1,080,307	1,088,044
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,622,547	1,532,627
Accumulated other comprehensive loss	(25,759)	(31,129)
Retained earnings	2,346,273	2,214,752
Total stockholders’ equity	3,943,063	3,716,252
Total liabilities and stockholders’ equity	$5,023,370	$4,804,296

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2023	2022
Revenues:
Subscription services(3)	$414,546	$402,632
Professional services and other(4)	111,779	102,470
Total revenues	526,325	505,102
Cost of revenues(5):
Cost of subscription services	67,575	58,953
Cost of professional services and other	99,088	80,562
Total cost of revenues	166,663	139,515
Gross profit	359,662	365,587
Operating expenses(5):
Research and development	146,960	113,475
Sales and marketing	88,503	76,115
General and administrative	62,669	48,325
Total operating expenses	298,132	237,915
Operating income	61,530	127,672
Other income, net	30,248	2,709
Income before income taxes	91,778	130,381
Income tax (benefit) provision	(39,743)	30,266
Net income	$131,521	$100,115
Net income per share:
Basic	$0.82	$0.65
Diluted	$0.81	$0.62
Weighted-average shares used to compute net income per share:
Basic	159,852	154,514
Diluted	162,521	161,928
Other comprehensive income:
Net change in unrealized loss on available-for-sale investments	$5,428	$(10,999)
Net change in cumulative foreign currency translation loss	(58)	(1,254)
Comprehensive income	$136,891	$87,862

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$239,324	$227,724
Veeva R&D Solutions	175,222	174,908
Total subscription services	$414,546	$402,632

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$44,864	$43,321
Veeva R&D Solutions	66,915	59,149
Total professional services and other	$111,779	$102,470

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	1,505	1,277
Cost of professional services and other	12,722	9,990
Research and development	38,906	25,823
Sales and marketing	20,135	16,893
General and administrative	17,451	13,151
Total stock-based compensation	$90,719	$67,134

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended April 30,
	2023	2022
Cash flows from operating activities
Net income	$131,521	$100,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,549	7,058
Reduction of operating lease right-of-use assets	3,060	2,948
(Accretion) amortization of discount on short-term investments	(3,407)	1,056
Stock-based compensation	90,719	67,134
Amortization of deferred costs	5,052	5,993
Deferred income taxes	(21,514)	(32,432)
Loss (gain) on foreign currency from mark-to-market derivative	180	(582)
Bad debt expense (recovery)	155	(25)
Changes in operating assets and liabilities:
Accounts receivable	289,960	301,482
Unbilled accounts receivable	44,104	1,295
Deferred costs	3,607	(3,079)
Other current and long-term assets	(36,298)	(7,563)
Accounts payable	1,955	5,121
Accrued expenses and other current liabilities	(3,344)	(2,336)
Income taxes payable	(329)	43,223
Deferred revenue	(1,221)	(7,471)
Operating lease liabilities	(2,693)	(2,031)
Other long-term liabilities	(3,120)	1,121
Net cash provided by operating activities	505,936	481,027
Cash flows from investing activities
Purchases of short-term investments	(612,492)	(572,344)
Maturities and sales of short-term investments	318,056	196,190
Long-term assets	(2,958)	(2,333)
Net cash used in investing activities	(297,394)	(378,487)
Cash flows from financing activities
Proceeds from exercise of common stock options	15,233	16,291
Taxes paid related to net share settlement of equity awards	(16,625)	(14,999)
Net cash (used in) provided by financing activities	(1,392)	1,292
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	19	(1,874)
Net change in cash, cash equivalents, and restricted cash	207,169	101,958
Cash, cash equivalents, and restricted cash at beginning of period	889,650	1,141,225
Cash, cash equivalents, and restricted cash at end of period	$1,096,819	$1,243,183

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$62,089	$4,907

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. For example, excess tax benefits for the quarters ended January 31 and April 30, 2023 were higher than normal primarily due to our Chief Executive Officer’s exercise of stock options in connection with a previously announced trading plan. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2023	2022
Net cash provided by operating activities on a GAAP basis	$505,936	$481,027
Excess tax benefits from employee stock plans	(62,089)	(4,907)
Net cash provided by operating activities on a non-GAAP basis	$443,847	$476,120
Net cash used in investing activities on a GAAP basis	$(297,394)	$(378,487)
Net cash (used in) provided by financing activities on a GAAP basis	$(1,392)	$1,292

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2023	2022
Cost of subscription services revenues on a GAAP basis	$67,575	$58,953
Stock-based compensation expense	(1,505)	(1,277)
Amortization of purchased intangibles	(1,090)	(1,090)
Cost of subscription services revenues on a non-GAAP basis	$64,980	$56,586

Gross margin on subscription services revenues on a GAAP basis	83.7%	85.4%
Stock-based compensation expense	0.4	0.3
Amortization of purchased intangibles	0.2	0.3
Gross margin on subscription services revenues on a non-GAAP basis	84.3%	86.0%

Cost of professional services and other revenues on a GAAP basis	$99,088	$80,562
Stock-based compensation expense	(12,722)	(9,990)
Amortization of purchased intangibles	(134)	(134)
Cost of professional services and other revenues on a non-GAAP basis	$86,232	$70,438

Gross margin on professional services and other revenues on a GAAP basis	11.4%	21.4%
Stock-based compensation expense	11.4	9.8
Amortization of purchased intangibles	0.2	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	23.0%	31.3%

Gross profit on a GAAP basis	$359,662	$365,587
Stock-based compensation expense	14,227	11,267
Amortization of purchased intangibles	1,224	1,224
Gross profit on a non-GAAP basis	$375,113	$378,078

Gross margin on total revenues on a GAAP basis	68.3%	72.4%
Stock-based compensation expense	2.7	2.2
Amortization of purchased intangibles	0.3	0.2
Gross margin on total revenues on a non-GAAP basis	71.3%	74.8%

Research and development expense on a GAAP basis	$146,960	$113,475
Stock-based compensation expense	(38,906)	(25,823)
Amortization of purchased intangibles	(28)	(28)
Research and development expense on a non-GAAP basis	$108,026	$87,624

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2023	2022

Sales and marketing expense on a GAAP basis	$88,503	$76,115
Stock-based compensation expense	(20,135)	(16,893)
Amortization of purchased intangibles	(3,439)	(3,439)
Sales and marketing expense on a non-GAAP basis	$64,929	$55,783

General and administrative expense on a GAAP basis	$62,669	$48,325
Stock-based compensation expense	(17,451)	(13,151)
Amortization of purchased intangibles	(55)	(55)
General and administrative expense on a non-GAAP basis	$45,163	$35,119

Operating expense on a GAAP basis	$298,132	$237,915
Stock-based compensation expense	(76,492)	(55,867)
Amortization of purchased intangibles	(3,522)	(3,522)
Operating expense on a non-GAAP basis	$218,118	$178,526

Operating income on a GAAP basis	$61,530	$127,672
Stock-based compensation expense	90,719	67,134
Amortization of purchased intangibles	4,746	4,746
Operating income on a non-GAAP basis	$156,995	$199,552

Operating margin on a GAAP basis	11.7%	25.3%
Stock-based compensation expense	17.2	13.3
Amortization of purchased intangibles	0.9	0.9
Operating margin on a non-GAAP basis	29.8%	39.5%

Net income on a GAAP basis	$131,521	$100,115
Stock-based compensation expense	90,719	67,134
Amortization of purchased intangibles	4,746	4,746
Income tax effect on non-GAAP adjustments(6)	(79,064)	(12,209)
Net income on a non-GAAP basis	$147,922	$159,786

Diluted net income per share on a GAAP basis	$0.81	$0.62
Stock-based compensation expense	0.56	0.41
Amortization of purchased intangibles	0.03	0.03
Income tax effect on non-GAAP adjustments(6)	(0.49)	(0.07)
Diluted net income per share on a non-GAAP basis	$0.91	$0.99
________________________
(6) For the three months April 30, 2023 and 2022, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	10